                                                                   EXHIBIT 10-A


                       SECOND AMENDMENT TO LOAN AGREEMENT

         This Second Amendment to Loan Agreement (this "Amendment") is made and entered into as of September 6, 1994, by and among NATIONAL INTERGROUP, INC. ("Borrower"), a Delaware corporation, the Banks identified on the signature pages hereof ("Banks") and BANQUE PARIBAS, a bank organized under the laws of the Republic of France, as Agent for Banks ("Agent").

         A. Pursuant to that certain Loan Agreement dated as of January 13, 1994, by and among Borrower, Banks and Agent (as amended by that certain First Amendment to Loan Agreement dated as of January 13, 1994, the "Agreement"), Banks agreed to provide to Borrower a revolving credit and letter of credit facility in the maximum aggregate principal amount of $15,000,000.

         B. The collateral securing the Obligations (as such term is defined in the Agreement) presently includes 3,725,000 shares of common stock of FoxMeyer Corporation owned by Borrower. Borrower presently owns in excess of 80% of the total number of shares of common stock of FoxMeyer Corporation issued and outstanding.

         C. Borrower and FoxMeyer Corporation have announced their intention that FoxMeyer Corporation shall become a wholly-owned subsidiary of Borrower pursuant to a merger of FoxMeyer Corporation with and into a wholly-owned subsidiary of Borrower.

         D. Borrower, Agent and Banks desire to amend the Agreement in several respects in contemplation of such merger and in contemplation of other transactions involving Borrower.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                              DEFINITION OF TERMS

         1.1 Terms Defined. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning given to such term in the Agreement as amended by this Amendment.

                                   ARTICLE II

                                   AMENDMENTS

         2.1 Definition of "Borrowing Base". The definition of the term "Borrowing Base" in Section 1.2 of the Agreement is hereby amended, effective as of the Merger Effective Date, to read in its entirety as follows:

                 "Borrowing Base. Means, as of the date of any determination by Agent, an amount equal to the sum of (a) the Collateral Value of the FoxMeyer Stock pledged as Collateral in compliance with this Agreement in which Agent, on behalf of Banks, has a first priority Lien as security for the Obligations plus (b) forty-nine and nine-tenths percent (49.9%) of the fair market value of the Margin Stock pledged as Collateral in compliance with this Agreement (if any) in which Agent, on behalf of Banks, has a first priority Lien as security for the Obligations, which fair market value shall be equal to the closing sale price of such stock on the immediately preceding Business Day, as appearing on any regularly published reporting or quotation service;provided, however, that if, at any time, any Margin Stock so pledged (if any) does not appear on any regularly published reporting or quotation service, Borrower and Agent shall negotiate in good faith to reach an agreement regarding the method of determining the fair market value of such stock (taking into consideration marketability, transfer restrictions and all other relevant factors), in which case such fair market value shall be determined as so agreed or, in the absence of an agreement, shall be determined in good faith by Agent."

         2.2 Definition of "Borrowing Base Deficiency". The definition of the term "Borrowing Base Deficiency" in Section 1.2 of the Agreement is hereby amended, effective as of the Merger Effective Date, to read in its entirety as follows:

                 "Borrowing Base Deficiency. Means, as of the date of any determination, the amount, if any, by which (a) the product of (i) four multiplied by (ii) the Aggregate Commitment, exceeds (b) the Borrowing Base in effect on such date."

         2.3 Definition of "Collateral Value". The following new term and definition thereof are hereby added, effective as of the Merger Effective Date, to Section 1.2 of the Agreement, which term shall appear in alphabetical order and shall mean as follows:

                 "Collateral Value. Means, as it relates to the shares of FoxMeyer Stock pledged as Collateral in compliance with this Agreement in which Agent, on behalf of Banks, has a first priority Lien as security for the Obligations and as of the date of any determination by Agent, the product of (a) the quotient of (i) the number of such shares of FoxMeyer Stock so pledged divided by (ii) the number of shares of FoxMeyer Stock issued and outstanding, multiplied by (b) the product of (i) five multiplied by (ii) the EBITDA of FoxMeyer for the twelve-month period ended on the last day of the fiscal quarter of FoxMeyer then most recently ended."

         2.4 Definition of "EBITDA". The following new term and definition thereof are hereby added, effective as of the Merger Effective Date, to Section
1.2 of the Agreement, which term shall appear in alphabetical order and shall mean as follows:

                 "EBITDA. Means, with respect to FoxMeyer and its consolidated subsidiaries and for any period, the sum of (a) income (or deficit) before provision for income taxes for such period (excluding (i) extraordinary gains and losses and (ii) to the extent not already deducted, income attributable to minority interests in subsidiaries for such





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         period), plus (b) interest expense for such period, plus (c)
         depreciation and amortization for such period."

         2.5 Definition of "FoxMeyer". The definition of the term "FoxMeyer" in Section 1.2 of the Agreement is hereby amended to read in its entirety as follows:

                 "FoxMeyer. Means FoxMeyer Corporation, a Delaware corporation; provided, however, that upon and after the Merger Effective Date, such term shall mean the corporation surviving the FoxMeyer Merger, which surviving corporation shall be a Delaware corporation named `FoxMeyer Corporation'".

         2.6 Definition of "FoxMeyer Merger". The following new term and definition thereof are hereby added to Section 1.2 of the Agreement, which term shall appear in alphabetical order and shall mean as follows:

                 "FoxMeyer Merger. Means that certain merger of FoxMeyer Corporation with and into FoxMeyer Acquisition Corp. pursuant to and as provided in that certain Agreement and Plan of Merger dated as of June 30, 1994, among Borrower, FoxMeyer Acquisition Corp. and FoxMeyer Corporation."

         2.7     Definition of "Merger Effective Date".   The following new
term and definition thereof are hereby added to Section 1.2 of the Agreement, which term shall appear in alphabetical order and shall mean as follows:

                 "Merger Effective Date. Means the effective date of consummation of the FoxMeyer Merger."

         2.8 Minimum Required Number of Shares of FoxMeyer Stock Pledged. The following new term and definition thereof are hereby added, effective as of the Merger Effective Date, to Section 1.2 of the Agreement, which term shall appear in alphabetical order and shall mean as follows:

                 "Minimum Required Number. Means, in reference to the required minimum number of shares of FoxMeyer Stock to be pledged as security for the Obligations on and after the Merger Effective Date in compliance withSection 3.1(a), the smallest whole number, calculated as of the last day of the fiscal quarter of Borrower immediately preceding the Merger Effective Date, that shall result in the Collateral Value of the shares of FoxMeyer Stock so pledged as of the Merger Effective Date being equal to or greater than $60,000,000."

         2.9 Borrowing Base. Section 2.1(b) of the Agreement is hereby amended, effective as of the Merger Effective Date, to read in its entirety as follows:

                 "(b)     Borrowing Base.  Notwithstanding anything to the
         contrary contained in Section 2.1(a) or elsewhere in this Agreement, no Bank shall be obligated, pursuant to





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
         Section 2.1(a) or otherwise, to make any Advance to or for the account of Borrower or to issue, or participate in the issuance of, any Letter of Credit for the account of Borrower or to amend, renew or extend any Letter of Credit, and Borrower shall not be entitled to borrow or cause the issuance, amendment, renewal or extension of any Letter of Credit, pursuant toSection 2.1(a) or otherwise if, either immediately before or after giving full effect to the requested Advance by such Bank and all other Banks or the requested Letter of Credit or the amendment, renewal or extension thereof, as the case may be, a Borrowing Base Deficiency shall exist."

         2.10 Borrowing Base Deficiency. Section 2.5(b) of the Agreement is hereby amended, effective as of the Merger Effective Date, to read in its entirety as follows:

                 "(b)     Mandatory Prepayment; Borrowing Base Deficiency.
         Upon any determination by Agent that a Borrowing Base Deficiency exists, Borrower shall comply with the provisions ofSection 2.11(d) and, in the event of any reduction (or termination) of the Commitments and the Aggregate Commitment as a result thereof, Borrower shall, concurrently with such reduction (or termination), prepay the outstanding principal amount of the Loans and/or, if and to the extent that the principal of the Loans is paid in full, reduce the Letter of Credit Outstandings, by an amount sufficient to ensure that the sum of the aggregate outstanding principal amount of all Loans plus the aggregate Letter of Credit Outstandings does not exceed the Aggregate Commitment as so reduced (or terminated)."

         2.11    Mandatory Reduction or Termination of Commitments.  A new
Section 2.11(d) is hereby added, effective as of the Merger Effective Date, to
Section 2.11 of the Agreement, which Section 2.11(d) shall read in its entirety as follows:

                 "(d)     Mandatory Reduction of Termination of Commitments.
         If, upon any determination of the Borrowing Base in accordance withSection 2.2, Agent determines that a Borrowing Base Deficiency exists, then Agent shall promptly give notice of such Borrowing Base Deficiency to Borrower and Borrower shall, within seven Business Days following such notice, wholly eliminate the Borrowing Base Deficiency by doing any one or more of the following: (i) reducing the Commitments and the Aggregate Commitment, (ii) pledging, pursuant to documentation in form and substance satisfactory to Agent but substantially identical to the Pledge and Security Agreement delivered pursuant toSection 3.1(a), additional shares of FoxMeyer Stock and/or, subject to the prior written consent of Agent and Required Banks (which consent may or may not be granted in their sole discretion) and compliance with this Agreement, Margin Stock having sufficient Collateral Value and/or fair market value, respectively, provided, however, that none of such additional shares of FoxMeyer Stock or shares of Margin Stock pledged may be subject to any restrictions on resale or other transfer restrictions (except as may be approved by Agent and Majority Banks), and/or (iii) submitting evidence reasonably satisfactory to Agent which establishes that the Collateral Value of the FoxMeyer Stock and/or fair market value of the Margin Stock pledged as Collateral (if any) has increased by a sufficient amount."





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
         2.12 Security Agreement. Section 3.1(a) of the Agreement is hereby amended, effective as of the Merger Effective Date, to read in its entirety as follows:

                          "(a)    Security Agreement.  A Pledge and Security
                 Agreement (including an amendment thereto if requested by Agent) in form and substance satisfactory to Agent and Banks, together with financing statements, stock certificates and stock powers relating thereto properly executed or endorsed, covering, inter alia, (i) the Minimum Required Number of shares of FoxMeyer Stock owned by Borrower or such greater number of shares of FoxMeyer Stock owned by Borrower as may, from time to time, be issued and outstanding and pledged by Borrower pursuant to such Pledge and Security Agreement, and
                 (ii) any and all proceeds of, and dividends paid or payable with respect to, such shares of FoxMeyer Stock and any and all additional shares of FoxMeyer Stock issued on account of or with respect to such shares of FoxMeyer Stock referred to in clause (i) preceding (whether as a result of any stock split or stock dividend or otherwise). In the event that additional shares of FoxMeyer Stock and/or other Margin Stock are pledged pursuant to and in compliance with Section 2.5(b), each such pledge shall be undertaken in compliance with Regulation U and Borrower shall execute and/or deliver to Agent all agreements, documents, instruments and certificates as Agent may reasonably request in connection therewith."

         2.13 Borrowing Base Certificate and Borrowing Base. Section 4.2(e) of the Agreement is hereby amended, effective as of the Merger Effective Date, to read in its entirety as follows:

                 "(e)     Borrowing Base Certificate and Borrowing Base.  Agent
         shall have received, in connection with each Loan Request Certificate and L/C Request Certificate to be delivered to Agent pursuant to
         Section 4.2(d), a Borrowing Base Certificate, appropriately completed, dated as of the date of the making of the requested Advance or the issuance of the requested Letter of Credit (as the case may be) and containing information concerning (i) the Collateral Value of the FoxMeyer Stock and (ii) the fair market value of the Margin Stock (if any) then constituting Collateral based upon the closing sale price of such Margin Stock on the Business Day immediately preceding such requested advance or issuance date, all in reasonable detail and certified as to accuracy by a Financial Officer by Borrower. Both immediately before and after giving full effect to the requested Advance by Banks and/or to the requested issuance, amendment, renewal or extension of a Letter of Credit, as the case may be, there shall not exist any Borrowing Base Deficiency."

         2.14    Ownership and Consolidation of Major Subsidiaries, Etc.
Section 6.1(l) of the Agreement is hereby amended, effective as of the Merger Effective Date, to read in its entirety as follows:

                 (l) Ownership and Consolidation of Major Subsidiaries, Etc. Borrower shall own, beneficially and of record, 100% of the total number of shares of FoxMeyer Stock issued and outstanding from time to time. Borrower shall ensure, and shall cause





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
         FoxMeyer to ensure, that FoxMeyer shall own, beneficially and of record, 100% of the shares of capital stock of FoxMeyer Drug Company issued and outstanding from time to time and that (unless Harris is merged with and into FoxMeyer Drug Company) FoxMeyer Drug Company shall own, beneficially and of record, 100% of the shares of capital stock of Harris issued and outstanding from time to time. Borrower shall, from time to time, take all actions as may be necessary or appropriate to ensure that FoxMeyer is consolidated with Borrower for income tax and financial reporting purposes. In the event that any shareholder or director of Borrower votes or evidences its, his or her intention to vote to allow, authorize or permit any amendment, modification or change of the type described in the second sentence ofSection 6.2(m), Borrower shall, as a shareholder of FoxMeyer by the voting of its shares of FoxMeyer and otherwise, use its best efforts to prevent, reverse or otherwise eliminate the effects (as the case may be) of any such amendment, modification or change."

         2.15 Restricted Payments. Section 6.2(c) of the Agreement is hereby amended to read in its entirety as follows:

                 "(c)     Restricted Payments.  Borrower shall not make any
         Restricted Payments; provided, however, that Borrower may, subject to the proviso set forth below, (i) pay, in the ordinary course of its business, dividends on its 1,011,970 presently (as of the Closing
         Date) issued and outstanding shares of $5 Cumulative Convertible Preferred Stock in accordance with its presently (as of the Closing
         Date) existing preferred stock dividend obligations, (ii) redeem its 1,011,970 presently (as of the Closing Date) issued and outstanding shares of $5 Cumulative Convertible Preferred Stock consistent with the present (as of the Closing Date) redemption schedule therefor as set forth onSchedule 2, (iii) purchase its presently (as of the Closing Date) issued and outstanding shares of common stock for cash if and to the extent that (but only if and to the extent that), at the time of any such purchase and after giving effect thereto, (A) the remainder of Borrower's cashminus the aggregate principal amount of all Loans and Letter of Credit Outstandings equals or exceeds $2,000,000, or (B) the aggregate amount of such purchases during the term of this Agreement does not exceed $18,000,000, (iv) purchase its presently (as of the Closing Date) issued and outstanding shares of common stock in exchange for PIK Securities issued by Borrower, (v) redeem its 3,416,753 presently (as of the Closing Date) issued and outstanding shares of $4.20 Cumulative Exchangeable Series A Preferred Stock, and the 1,221,250 additional shares of such preferred stock that are issuable as dividends thereon through the Maturity Date, in exchange for PIK Securities to be issued by Borrower, (vi) make payments required to be paid by Borrower pursuant to the Tax Sharing Agreement as it presently (as of the Closing Date) exists or as it may hereafter be amended with the prior written consent of Majority Banks (which consent shall not be unreasonably withheld, conditioned or delayed) and (vii) dividend in kind to the shareholders of Borrower, at any time prior to December 31, 1994, the capital stock of Ben Franklin presently (as of the Closing Date) owned by Borrower; provided, further, however, that no such Restricted Payments may be declared, paid or made or may occur at any time when a Default or an Event of Default exists or would exist after giving effect thereto."





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         2.16    Mergers and Dissolutions.  Section 6.2(f) of the Agreement is
hereby amended to read in its entirety as follows:

                 "Mergers and Dissolutions. Neither Borrower nor FoxMeyer shall (i) merge or consolidate with any Person or (ii) be dissolved or liquidated, except that (A) Consolidated Subsidiaries other than FoxMeyer may be merged with and into Borrower so long as Borrower shall be the entity surviving such merger and (B) FoxMeyer may merge with and into FoxMeyer Acquisition Corp. pursuant to the FoxMeyer Merger."

         2.17 Borrowing Base Certificates. Section 6.3(a) of the Agreement is hereby amended, effective as of the Merger Effective Date, to read in its entirety as follows:

                 "(a)     Borrowing Base Certificates.  Within 50 days after
         the end of each fiscal quarter and, at all times during which any Margin Stock is pledged as Collateral, on the last Business Day of each week, a Borrowing Base Certificate, appropriately completed and calculated as of the end of such fiscal quarter or such last Business Day (as applicable) (and, with respect to the FoxMeyer Stock pledged as Collateral, calculated on the basis of the Collateral Value of such stock and, with respect to any Margin Stock pledged as Collateral, calculated on the basis of the closing sale price per share as appearing on any regularly published reporting or quotation service), all in reasonable detail and certified as to accuracy by a Financial Officer of Borrower. Borrower shall also furnish to Agent the Borrowing Base Certificates required pursuant to Section 4.2(e)."

         2.18 Events of Default. A new Section 8.1(n) is hereby added to the Agreement as an additional Event of Default, which Section 8.1(n) shall read in its entirety as follows:

                 "(n)     Minimum Market Capitalization.  The aggregate fair
         market value of the shares of common stock and preferred stock of NII (calculated on the basis of the closing sale price per share as appearing on any regularly published reporting or quotation service) shall at any time be less than $325,000,000."

         2.19 Borrowing Base Certificate. Exhibit B of the Agreement (the form of Borrowing Base Certificate) is hereby amended and restated to read as set forth on Second Amendment Exhibit A attached hereto.

                                  ARTICLE III

                              CONDITIONS PRECEDENT

         3.1 Conditions Precedent. The effectiveness of this Amendment is subject to each of the following conditions precedent:





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                 (a)      Agent's receipt of a certified copy of the
         resolutions of the Board of Directors of Borrower authorizing this Amendment.

                 (b) Agent's receipt of a legal opinion from counsel to Borrower addressed to Agent and Required Banks, in form and substance satisfactory to Agent, relating to this Amendment and to such other matters as Agent may reasonably request;

                 (c)      With respect to the amendment set forth in Section
         2.16 of this Amendment, (i) Borrower's execution and/or delivery of
         (A) an amendment to the Pledge and Security Agreement referred to inSection 3.1(a), (B) an amendment to the existing financing statement and/or an additional financing statement (as Agent may request) relating to such Pledge and Security Agreement (and the Collateral covered thereby) as amended, each in form and substance satisfactory to Agent and Required Banks, and (C) any and all other agreements, documents and instruments as Agent or Required Banks may request relating to the Liens on the Collateral securing the Obligations, (ii) Agent's receipt of a legal opinion from counsel to Borrower addressed to Agent and Required Banks, in form and substance satisfactory to Agent, relating to such amended Pledge and Security Agreement and to such other matters as Agent may reasonably request, and (iii) Agent and Required Banks shall be satisfied that the Liens on the Collateral (including, without limitation, the Minimum Required Number of shares of FoxMeyer Stock) shall be fully perfected and of first priority (and, notwithstanding anything to the contrary contained in this Amendment, such amendment set forth in Section 2.16 of this Amendment shall not be effective unless and until each of the conditions precedent set forth in thisSection 3.1(c) are satisfied).

                 (d) To the extent that any amendment in Article II of this Amendment is stated as being effective as of the Merger Effective Date, the consummation of the FoxMeyer Merger (and, notwithstanding anything to the contrary contained in this Amendment, no amendment set forth in Article II of this Amendment which is effective as of the Merger Effective Date shall be effective unless and until the FoxMeyer Merger is consummated).

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         4.1 Representations and Warranties. Borrower hereby represents and warrants to Agent and Banks that, as of the date of and after giving effect to this Amendment, (a) all representations and warranties set forth in Article V of the Agreement are true and correct as if made again on and as of such date (except to the extent that such representations and warranties were expressly, in the Agreement, made only in reference to a specific date), (b) no Default or Event of Default has occurred and is continuing, (c) the Agreement (as amended by this Amendment) and the other Loan Documents are and remain legal, valid, binding and enforceable obligations of Borrower, (d) the FoxMeyer Merger will be a tax-free reorganization for federal income tax purposes, (e) except as set forth on Schedule 1 hereto, there is no claim or cause of action currently pending relating to the FoxMeyer Merger, (f) the Memorandum of





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Understanding dated as of June 30, 1994, between Abbey & Ellis and Wechsler
Skirnick Harwood Halebian & Effer, Borrower, FoxMeyer Acquisition Corp. and FoxMeyer Corporation (the "Memorandum of Understanding" is in full force and effect, (g) the Agreement and Plan of Merger dated as of June 30, 1994, among Borrower, FoxMeyer Acquisition Corp. and FoxMeyer Corporation complies with the terms and provisions of the Memorandum of Understanding and (h) no Material Adverse Effect could result from the claims and causes of action set forth on
Schedule 1 if the same were not settled as contemplated by the Memorandum of Understanding.

                                   ARTICLE V

                                 MISCELLANEOUS

         5.1 GOVERNING LAW. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE U.S. FEDERAL LAWS.

         5.2 Counterparts. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

         5.3 NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE AGREEMENT AND THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENT THE FINAL AGREEMENTS BETWEEN AND AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN (A) BORROWER AND (B) AGENT OR ANY BANK.

         5.4 Agreement Remains in Effect; No Waiver. Except as expressly provided in Article II of this Amendment, all terms and provisions of the Agreement shall remain unchanged and in full force and effect and are hereby ratified and confirmed. No waiver by Agent or any Bank of any Default or Event of Default shall be deemed to be a waiver of any other Default or Event of Default. No delay or omission by Agent or any Bank in exercising any power, right or remedy shall impair such power, right or remedy or be construed as a waiver thereof or an acquiescence therein, and no single or partial exercise of any such power, right or remedy shall preclude other or further exercise thereof or the exercise of any other power, right or remedy under the Agreement, the Loan Documents or otherwise.

         5.5 Payment of Costs, Fees and Expenses. Borrower shall promptly pay any and all costs, fees and expenses paid or incurred by Agent incident to this Amendment (including, without limitation, the fees and expenses of counsel to Agent).





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         5.6     Covenants Relating to Settlement of Claims.  Borrower shall
(a) comply with the terms and provisions of the Memorandum of Understanding and
(b) use its reasonable efforts to settle all claims and causes of action relating to the Fox Meyer Merger (as defined in the Agreement as amended by this Amendment) in a reasonably prompt fashion and consistent with the terms and provisions of the Memorandum of Understanding.

         IN WITNESS WHEREOF, Borrower, Agent and Banks have caused this Amendment to be executed and delivered by their duly authorized officers effective as of the date first above written.

                                        BORROWER:

                                        NATIONAL INTERGROUP, INC.

                                        By:______________________________
                                        Name:____________________________
                                        Title:___________________________


                                        AGENT:

                                        BANQUE PARIBAS, as Agent for Banks

                                        By:______________________________
                                        Name:____________________________
                                        Title:___________________________

                                        By:______________________________
                                        Name:____________________________
                                        Title:___________________________


                                        BANQUE PARIBAS

                                        By:______________________________
                                        Name:____________________________
                                        Title:___________________________

                                        By:______________________________
                                        Name:____________________________





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
                                        Title:_________________________

                                        CREDIT LYONNAIS NEW YORK BRANCH


                                        By:____________________________
                                        Name:__________________________
                                        Title:_________________________




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